INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Annual Report of PCT Holdings, Inc., on Form 10-KSB of our report dated July 14, 1995, incorporated by reference and included as part of this Annual Report.

MOSS ADAMS LLP
Everett, Washington

August 25, 1995